SHARE PURCHASE AGREEMENT

     THIS SHARE PURCHASE AGREEMENT (hereinafter referred to as this "Agreement") is entered into as of this 6th day of June, 1997, by and between OPAL TECHNOLOGIES, INC., a Nevada corporation (hereinafter referred to as "OPAL"),TRIPLE STAR HOLDINGS LIMITED (hereinafter referred to as "TRIPLE"), a BVI corporation, OPAL AGRICULTURE DEVELOPMENT LIMITED(hereinafter "OAD"), a BVI corporation and BESTALONG GROUP, INC. (hereinafter "SHAREHOLDER"), a BVI corporation upon the following premises:

                                    Premises

     WHEREAS, OPAL is a publicly held corporation organized under the laws of the State of Nevada and is seeking the acquisition of an operating business;

     WHEREAS, TRIPLE and OAD are operating businesses engaged in the investment,
development   production   and  marketing  for  the  industry  of   agricultural
fertilizers;

     WHEREAS, the SHAREHOLDER is seeking a publicly held vehicle for the ownership of TRIPLE and OAD to enhance its ability to raise capital for these entities;

     WHEREAS, pursuant to negotiations between management of the constituent companies; the SHAREHOLDER desires to transfer its share ownership of TRIPLE and OAD to OPAL in exchange for 1) $2,100,000 in cash, 2) 100,000 shares of Series A preferred stock, $.001 par value of OPAL and, 3) 8,452,768 shares of common stock, $.001 par value of OPAL.

                                    Agreement

     NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I

                   REPRESENTATIONS, COVENANTS, AND WARRANTIES
                       OF TRIPLE, OAD AND THE SHAREHOLDER

     As an inducement to, and to obtain the reliance of OPAL, except as set forth on the TRIPLE and OAD Schedules (as hereinafter defined) and except for information which is confidential or would constitute a trade secret, TRIPLE, OAD and the SHAREHOLDER represent and warrant as follows:

     Section 1.01 Organization. (a) TRIPLE is a corporation duly organized, validly existing, and in good standing under the laws of the BVI and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. Included in the TRIPLE Schedules are complete and correct copies of the organizational documents of TRIPLE and each of its subsidiaries as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of TRIPLE's Memorandum and Articles of Association or other organizational documents. TRIPLE has taken all actions required by law, its organization documents, or otherwise to authorize the execution and delivery of this Agreement. TRIPLE has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, and otherwise to consummate the transactions herein contemplated.

     (b) OAD is a corporation duly organized, validly existing, and in good standing under the laws of BVI and has the corporate power and is duly authorized, qualified, franchised, and licensed under all apf public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. Included in the OAD Schedules are complete and correct copies of the organizational documents of OAD and each of its subsidiaries as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of OAD's Memorandum and Articles of Association or other organizational documents. OAD has taken all actions required by law, its organization documents, or otherwise to authorize the execution and delivery of this Agreement. OAD has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, and otherwise to consummate the transactions herein contemplated.

     Section 1.02 Capitalization. a) The authorized capitalization of TRIPLE consists of 50,000 shares of common stock, $1.00 par value, of which one share is currently issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

     (b) The authorized capitalization of OAD consists of 50,000 shares of common stock, $1.00 par value, of which 50,000 shares are currently issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

     Section 1.03 Subsidiaries and Predecessor Corporations. a) TRIPLE does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in the TRIPLE Schedules.

     (b) OAD does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in the OAD Schedules.


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
     Section 1.04 Financial Statements. a) TRIPLE's Statements

          (1) Included in the TRIPLE Schedules are the audited balance sheets of TRIPLE as of December 31, 1996 and December 31, 1995, and the related audited statements of operations, stockholders' equity and cash flows for the two fiscal years ended December 31, 1996 and December 31, 1995, together with the notes to such statements and the opinion of Arthur Andersen & Co. independent certified public accountants, with respect thereto.

          (2) The audited financial statements have been prepared in accordance with generally accepted accounting principles. The TRIPLE audited balance sheets present a true and fair view as of the dates of such balance sheets of the financial condition of TRIPLE. The assets and liabilities reflected therein are properly reported and present fairly the financial condition of the assets and liabilities of TRIPLE in accordance with generally accepted accounting principles.

          (3) To the best of TRIPLE's knowledge, TRIPLE has accrued all liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet known to be due and payable.

          (4) To the best of TRIPLE's knowledge, TRIPLE has filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

          (5) The books and records, financial and accounting documents, of TRIPLE are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

          (6) TRIPLE's assets and liabilities are reflected on its financial statements are complete and properly record all of its material assets and liabilities except as set forth in the TRIPLE Schedules the financial statements of TRIPLE or the notes thereto.

          (b) OAD's Statements

          (1) Included in the OAD Schedules are the audited balance sheets of OAD as of December 31, 1996 and December 31, 1995, and the related audited statements of operations, stockholders' equity and cash flows for the two fiscal years ended December 31, 1996 and December 31, 1995, together with the notes to such statements and the opinion of Arthur Andersen & Co., independent certified public accountants, with respect thereto.

          (2) The audited financial statements have been prepared in accordance with generally accepted accounting principles. The OAD audited balance sheets present a true and fair view as of the dates of such balance sheets of the financial condition of OAD.


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

     The assets and liabilities reflected therein are properly reported and present fairly the financial condition of the assets and liabilities of OAD in accordance with generally accepted accounting principles.

          (3) To the best of OAD's knowledge, OAD has accrued all liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet known to be due and payable.

          (4) To the best of OAD's knowledge, OAD has filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

          (5) The books and records, financial and accounting documents of OAD are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

          (6) OAD's assets and liabilities as reflected on its financial statements are complete and properly record all of its material assets and liabilities except as set forth in the OAD Schedules, the financial statements of OAD or the notes thereto.

     Section 1.05 Information. ((a) The information concerning TRIPLE set forth in this Agreement and in the TRIPLE Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, TRIPLE has fully disclosed in writing to OPAL (through this Agreement or the TRIPLE Schedules) all information relating to matters involving TRIPLE or its assets or its present or past operations or activities which (i) have led or may lead to a competitive disadvantage on the part of TRIPLE or (ii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on TRIPLE, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

     (b) The information concerning OAD set forth in this Agreement and in the OAD Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, OAD has fully d) all information relating to matters involving OAD or its assets or its present or past operations or activities which (i) have led or may lead to a competitive disadvantage on the part ormation covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on OAD its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

     Section 1.06 Options or Warrants. (a) Except as set forth in the TRIPLE Schedules, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued TRIPLE common stock, except options, warrants, calls or commitments, if any, to which TRIPLE is not a party and by which it is not bound.

     (b) Except as set forth in the OAD Schedules, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued OAD common stock, except options, warrants, calls or commitments, if any, to which OAD is not a party and by which it is not bound.

     Section 1.07 Absence of Certain Changes or Events. (a) Except as set forth in this Agreement or the TRIPLE Schedules, since December 31, 1996:

          (1) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of TRIPLE or (ii) any damage, destruction, or loss to TRIPLE (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of TRIPLE;

          (2) TRIPLE has not (i) amended its Memorandum and Articles of Association; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of TRIPLE; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction other than in the ordinary course of its business;
     (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) made any material increase in any profit sharing, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

          (3) Other than in the ordinary course of business, TRIPLE has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business or inter-company loans; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than liabilities reflected in or shown on the most recent TRIPLE balance sheet, and liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not


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
     used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000);
     (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of TRIPLE; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

          (4) to the best knowledge of TRIPLE, TRIPLE has not become subject to any law or regulation which materially and adversely affects the business, operations, properties, assets, or condition of TRIPLE.

          (b) Except as set forth in this Agreement or the OAD Schedules, since December 31, 1996:

          (1) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of OAD or (ii) any damage, destruction, or loss to OAD (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of OAD;

          (2)  OAD  has  not  (i)  amended  its   Memorandum   and  Articles  of
     Association; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of OAD (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction other than in the ordinary course of its business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) made any material increase in any profit sharing, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

          (3) Other than in the ordinary course of business, OAD has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business or inter-company loans; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than liabilities reflected in or shown on the most recent OAD balance sheet, and liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not


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
     used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000);
     (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of OAD or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

          (4) to the best knowledge of OAD, OAD has not become subject to any law or regulation which materially and adversely affects the business, operations, properties, assets, or condition of OAD.

     Section 1.08 Title and Related Matters. (a) TRIPLE has good title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the most recent TRIPLE audited balance sheet or acquired after that date (except properties, inventory, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business) free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the TRIPLE Schedules. Except as set forth in the TRIPLE Schedules, TRIPLE owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with TRIPLE's business. Except as set forth in the TRIPLE Schedules, no third party has any right to, and TRIPLE has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of TRIPLE or any material portion of its properties, assets, or rights.

     (b) OAD has good title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the most recent OAD audited balance sheet or acquired after that date (except properties, inventory, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business) free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; ((b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the OAD Schedules. Except as set forth in the OAD Schedules, OAD interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with OAD's business. Except as set forth in the OAD Schedules, no third party has any right to, and OAD has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how,


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propriety  techniques,  trademarks,  service marks,  trade names,  or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of OAD or any material portion of its properties, assets, or rights.

     Section 1.09 Litigation and Proceedings. (a) Except as set forth in the TRIPLE Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of TRIPLE after reasonable investigation, threatened by or against TRIPLE or affecting TRIPLE or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. TRIPLE does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation would result in the discovery of such a default.

     (b) Except as set forth in the OAD Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of OAD after reasonable investigation, threatened by or against OAD or affecting OAD or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. OAD does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation would result in the discovery of such a default.

     Section 1.10 Contracts.

     (a) TRIPLE Contracts

          (1) Except as included or described in the TRIPLE Schedules, there are no "material" contracts, agreements, franchises, license agreements, debt instruments or other commitments to which TRIPLE is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business (as used in this Agreement, a "material" contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least ten thousand dollars ($10,000));

          (2) The contracts, agreements, franchises, license agreements, and other commitments to which TRIPLE is a party or by which its properties are bound and which are material to the operations of TRIPLE taken as a whole are valid and enforceable by TRIPLE in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

          (3) TRIPLE is not a party to or bound by, and the properties of TRIPLE are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the


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     business  operations,  properties,  assets, or condition of TRIPLE; and (4)
     Except as included or described in the TRIPLE Schedules or reflected in the most recent TRIPLE balance sheet, or other than in the ordinary course of business, TRIPLE is not a party to any written (i) contract for the employment of any officer or employee which is not terminable on 90 days, or less notice; (ii) profit sharing, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, other than one on which TRIPLE is a primary obligor or incurred in the normal course of business, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $10,000 in the aggregate; (v) collective bargaining agreement; or (vi) agreement with any present or former officer or director of TRIPLE.

     (b) OAD Contracts

          (1) Except as included or described in the OAD Schedules, there are no "material" contracts, agreements, franchises, license agreements, debt instruments or other commitments to which OAD is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business (as used in this Agreement, a "material" contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least ten thousand dollars ($10,000));

          (2) The contracts, agreements, franchises, license agreements, and other commitments to which OAD is a party or by which its properties are bound and which are material to the operations of OAD taken as a whole are valid and enforceable by OAD in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

          (3) OAD is not a party to or bound by, and the properties of OAD are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of OAD; and

          (4) Except as included or described in the OAD Schedules or reflected in the most recent OAD balance sheet, or other than in the ordinary course of business, OAD is not a party to any written (i) contract for the employment of any officer or employee which is not terminable on 90 days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, other than one on which OAD is a primary obligor or incurred in the normal course of business, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $10,000 in the aggregate; (v) collective bargaining agreement; or (vi) agreement with any present or former officer or director of OAD.

     Section 1.11 Material Contract Defaults. (a) TRIPLE is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of TRIPLE and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which TRIPLE has not taken adequate steps to prevent such a default from occurring.

     (b) OAD is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of OAD and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which OAD has not taken adequate steps to prevent such a default from occurring.

     Section 1.12 No Conflict With Other Instruments. (a) The executhis Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which TRIPLE is a party or to which any of its properties or operations are subject.

     (b) The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which OAD is a party or to which any of its properties or operations are subject.

     Section 1.13 Governmental Authorizations. (a) Except as set forth in the TRIPLE Schedules, TRIPLE has the licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof.

     (b) Except as set forth in the OAD Schedules, OAD has the licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof.

     Section 1.14 Compliance With Laws and Regulations. (a) Except as set forth in the TRIPLE Schedules, to the best of their knowledge TRIPLE has complied with the applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of TRIPLE or except to the extent that noncompliance would not result in the occurrence of any material liability for TRIPLE.

     (b) Except as set forth in the OAD Schedules, to the best of their knowledge OAD has complied with the applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially adversely affect the business operations properties assets or condition of TRIPLE or except to the extent that noncompliance would not result in the occurrence of any material liability for OAD.

     Section 1.15 Insurance. (a) TRIPLE All of the properties of TRIPLE are insured as required in the country of their location.

     (b) OAD All of the properties of OAD are insured as required in the country of their location.

     Section 1.16 Approval of Agreement. (a) TRIPLE The board of directors of TRIPLE has authorized the execution and delivery of this Agreement by TRIPLE and has approved this Agreement and the transactions contemplated hereby, and will recommend to the SHAREHOLDER that the purchase and sale described herein be accepted by it.

     (b) OAD The board of directors of OAD has authorized the execution and delivery of this Agreement by OAD and has approved this Agreement and the transactions contemplated hereby, and will recommend to the SHAREHOLDER that the purchase and sale described herein be accepted by it.

         Section 1.17 Material Transactions or Affiliations. (a) TRIPLE Set forth in the TRIPLE Schedules is a description of every contract, agreement, or arrangement between TRIPLE and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by TRIPLE to own beneficially, 5% or more of the issued and outstanding common stock of TRIPLE and which is to be performed in whole or in part after the date hereof or which was entered into not more than three years prior to the date hereof. Except as disclosed in the TRIPLE Schedules or otherwise disTRIPLE, any known interest, direct or indirect, in any transaction with TRIPLE which was material to the business of TRIPLE and was not in the ordinary course of business. There are no written commitments by TRIPLE to lend any funds, or to borrow any money from, or enter into any other transaction with, any such affiliated person.

     (b) OAD Set forth in the OAD Schedules is a description of every contract, agreement, or arrangement between OAD and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by OAD to own beneficially, 5% or more of the issued and outstanding common stock of OAD and which is to be performed in whole or in part after the date hereof or which was entered into not more than three years prior to the date hereof. Except as disclosed in the OAD Schedules or otherwise disclosed herein, no officer, director, or 5% shareholder of OAD has, or has had since inception of OAD any known interest, direct or indirect, in any transaction with TRIPLE which was material to the business of OAD and was not in the ordinary course of business. There are no written commitments by OAD to lend any funds, or to borrow any money from, or enter into any other transaction with, any such affiliated person.

     Section 1.18 Labor Relations. (a) TRIPLE has not had work stoppage resulting from labor problems.

     (b) OAD has not had work stoppage resulting from labor problems.

     Section 1.19 Schedules. (a) TRIPLE has delivered to OPAL the following schedules, which are collectively referred to as the "TRIPLE Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of TRIPLE as complete, true, and correct as of the date of this Agreement in all material respects:

          (1) Schedule 1.01(a) through Schedule 1.18(a) setting forth any exceptions, information and copies of documents required to be disclosed in the TRIPLE Schedules by Sections 1.01(a) through 1.18(a).

          (2) Schedule 1.19(a)(2) containing a list indicating the name and address of each shareholder of TRIPLE together with the number of shares owned by it;

          (3) Schedule 1.19(a)(3) containing a description of all real property owned by TRIPLE, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

          (4) Schedule 1.19(a)(4) including copies of the licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which TRIPLE carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of TRIPLE);

          (5) Schedule 1.19((a)(5) listing the accounts receivable and notes and other obligations receivable of TRIPLE as of December 31, 1996, or thereafter other than in the ordinary course of business of TRIPLE, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which are in the aggregate material and due to or claimed by such debtor; and

          (6) Schedule 1.19(a)(6) listing the accounts payable and notes and other obligations payable of TRIPLE as of December 31, 1996, or that arose thereafter other than in the ordinary course of the business of TRIPLE, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due to or claimed by TRIPLE respecting such obligations.

     TRIPLE shall cause the TRIPLE Schedules and the instruments and the data delivered to OPAL hereunder to be promptly updated after the date hereof up to and including the Closing Date.

     It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by TRIPLE. TRIPLE shall have until July 10, 1997 to provide such schedules. If TRIPLE cannot or fails to do so, or if OPAL acting reasonably finds any such schedules or updates provided after the date hereof to be unacceptable, OPAL may terminate this Agreement by giving written notice to TRIPLE within five (5) days after the schedules or updates were due to be produced or were provided. For purposes of the foregoing, OPAL may consider a disclosure in the TRIPLE Schedules to be "unacceptable" only if that item would have a material adverse impact on the financial statements listed in Section 1.04(a), taken as a whole.

     (b) OAD has delivered to OPAL the following schedules, which are collectively referred to as the "OAD Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of OAD as complete, true, and correct as of the date of this Agreement in all material respects:

          (1) Schedule 1.01(b) through Schedule 1.18(b) setting forth any exceptions, information and copies of documents required to be disclosed in the OAD Schedules by Sections 1.01(b) through 1.18(b).

          (2) Schedule 1.19(b)(2) containing a list indicating the name and address of each shareholder of OAD together with the number of shares owned by him, her or it;

          (3) Schedule 1.19(b)(3) containing a description of all real property owned by OAD together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

          (4) a Schedule 1.19(b)(4) including copies of the licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which OAD carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of OAD);

          (5) a Schedule 1.19(b)(5) listing the accounts receivable and notes and other obligations receivable of OAD as of December 31, 1996, or thereafter other than in the ordinary course of business of OAD indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which are in the aggregate material and due to or claimed by such debtor; and

          (6) a Schedule 1.19(b)(6) listing the accounts payable and notes and other obligations payable of OAD as of December 31, 1996, or that arose thereafter other than in the ordinary course of the business of OAD indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due to or claimed by OAD respecting such obligations.

     OAD shall cause the OAD Schedules and the instruments and the data delivered to OPAL hereunder to be promptly updated after the date hereof up to and including the Closing Date.

     It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by OAD. OAD shall have until July 10, 1997 to provide such schedules. If OAD cannot or fails to do so, or if Opal acting reasonably finds any such schedules or updates provided after the date hereof to be unacceptable, OPAL may terminate this Agreement by giving written notice to OAD within five (5) days after the schedules or updates were due to be produced or were provided. For purposes of the foregoing, OPAL may consider a disclosure in the OAD Schedules to be "unacceptable" only if that item would have a material adverse impact on the financial statements listed in
Section 1.04(b), taken as a whole.

     Section 1.20 Reserved.

     Section 1.21 Reserved.

     Section 1.22 Valid Obligation. (a) TRIPLE This Agreement and all agreements and other documents executed by TRIPLE and the SHAREHOLDER in connection herewith constitute the valid and binding obligation of TRIPLE and the SHAREHOLDER, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

     (b) OAD This Agreement and all agreements and other documents executed by OAD in connection herewith constitute the valid and binding obligation of OAD, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification which any proceeding therefor may be brought.

                                   ARTICLE II

               REPRESENTATIONS, COVENANTS, AND WARRANTIES OF OPAL

     As an inducement to, and to obtain the reliance of TRIPLE and OAD and the SHAREHOLDER, except as set forth in the OPAL Schedules (as hereinafter defined), OPAL represents and warrants as follows:

     Section 2.01 Organization. OPAL is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the OPAL Schedules are complete and correct copies of the Articles of Incorporation and By-Laws of OPAL as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of OPAL's certificate of incorporation or bylaws. OPAL has taken all action required by law, their certificate of incorporation, bylaws or otherwise to authorize the execution and delivery of this Agreement, and OPAL has full power, authority, and legal right and has taken all action required by law, their Articles of Incorporation, By-Laws, or otherwise to consummate the transactions herein contemplated.

     Section 2.02 Capitalization. OPAL's authorized capitalization consists of 49,000,000 shares of common stock, par value $.001 of which 939,196 shares are issued and outstanding and 1,000,000 shares of Preferred Stock, par value $.001, of which no shares are issued and outstanding. All issued and outstanding shares are, and all shares issuable by OPAL hereunder will be, legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

     Section 2.03 Subsidiaries and Predecessor Corporations. OPAL does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in the OPAL Schedules. For purposes hereinafter, the term "OPAL" also includes those subsidiaries, if any, set forth in the OPAL Schedules.

     Section 2.04 Securities Filings; Financial Statements.

          (a) Since December, 1994, OPAL has timely filed all forms, reports and documents required to be filed with the Securities and Exchange Commission, and has heretofore delivered to TRIPLE and OAD, in the form filed with the Commission, (i) all quarterly and annual reports on Forms 10-QSB and 10-KSB filed since December 31, 1994, (ii) all other reports filed by OPAL with the Securities and Exchange Commission since December 31, 1995 (collectively, the "SEC Reports") and (iii) all comment letters from the Securities and Exchange Commission with respect to the SEC Reports. The SEC Reports (i) were prepared in accordance with the requirements of the Securities Exchange Act of 1934 or the Securities Act of 1933, as appropriate, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Included in the OPAL Schedules are (i) the unaudited balance sheets of OPAL and the related statements of operations and cash flows as of and for the three months ended March 31, 1997 and (ii) the audited balance sheets of OPAL as of December 31, 1996 and December 31, 1995, and the related audited statements of operations, stockholders' equity and cash flows for the two fiscal years ended December 31, 1996 and December 31, 1995, together with the notes to such statements and the opinion of H.J. Swart & Co. P.A., independent certified public accountants, with respect thereto, all as set forth in the SEC Reports.

          (c) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The OPAL balance sheets present fairly as of their respective dates the financial condition of OPAL. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, OPAL had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the financial condition of the assets of OPAL, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

          (d) OPAL has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties).

          (e) OPAL has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

          (f) The books and records, financial and otherwise, of OPAL are in all
     material   aspects  complete  and  correct  and  have  been  maintained  in accordance with good business and accounting practices.

          (g) All of OPAL's assets are reflected on its financial statements, and OPAL has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

     Section 2.05 Information. The information concerning OPAL set forth in this Agreement and the OPAL Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, OPAL has fully disclosed in writing to TRIPLE and OAD (through this Agreement or the OPAL Schedules) all information relating to matters involving OPAL or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $50,000 liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of OPAL or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on OPAL, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

     Section 2.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of OPAL (the "Existing Rights").

     Section 2.07 Absence of Certain Changes or Events. Since the date of the most recent OPAL balance sheet:

          (a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of OPAL or (ii) any damage, destruction or loss to OPAL (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of OPAL;

          (b) OPAL has not (i) amended its certificate of incorporation or bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of OPAL; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business;
     (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or
     (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

          (c) OPAL has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability
     (absolute or contingent) (ii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of OPAL or (v) issued, delivered or agreed to issue or deliver, any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

          (d) to the best knowledge of OPAL, it has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of OPAL.

     Section 2.08 Title and Related Matters. OPAL has good and marketable title to all of its properties, inventory, interest in properties, and assets, real and personal, which are reflected in the most recent OPAL balance sheet or acquired after that date (except properties, inventory, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the OPAL Schedules. Except as set forth in the OPAL Schedules, OPAL owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with OPAL's business. Except as set forth in the OPAL Schedules, no third party has any right to, and OPAL has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of OPAL or any material portion of its properties, assets, or rights.

     Section 2.09 Litigation and Proceedings. Except as set forth in the OPAL Schedules, there are no actions, suits, proceedings or investigations pending or, to the knowledge OPAL after reasonable investigation, threatened by or against OPAL or affecting OPAL or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. OPAL has no knowledge of any default on its part with respect to any judgement, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

     Section 2.10 Contracts.

          (a) OPAL is not a party to, and its assets, products, technology and properties are not bound by, any material contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral, except as disclosed in the SEC Reports or the OPAL Schedules.

          (b) All contracts, agreements, franchises, license agreements, and other commitments to which OPAL is a party or by which its properties are bound and which are material to the operations of OPAL taken as a whole are valid and enforceable by OPAL in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

          (c) OPAL is not a party to or bound by, and the properties of OPAL are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of OPAL; and

          (d) OPAL is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (v) collective bargaining agreement; or (vi) agreement with any present or former officer or director of OPAL.

     Section 2.11 Material Contract Defaults. OPAL is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of OPAL and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which OPAL has not taken adequate steps to prevent such a default from occurring.

     Section  2.12 No Conflict  With Other  Instruments.  The  execution of this
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which OPAL is a party or to which any of its assets or operations are subject.

     Section 2.13 Governmental Authorizations. OPAL has all licenses, franchises, permits, and other governmental authorizations necessary to conduct its business as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, of registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by OPAL of this Agreement and the coLaws and Regulations. To the best of its knowledge, OPAL has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of OPAL or except to the extent that noncompliance would not result in the occurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

     Section 2.15 Insurance. All of the properties of OPAL are fully insured for their full replacement cost.

     Section 2.16 Approval of Agreement. The board of directors of OPAL has authorized the execution and delivery of this Agreement by OPAL and has approved this Agreement and the transactions contemplated hereby.

     Section 2.17 Continuity of Business Enterprises. OPAL has no commitment or present intention to liquidate either TRIPLE or OAD or sell or otherwise dispose of a material portion of TRIPLE or OAD's business or assets following the consummation of the transactions contemplated hereby.

     Section 2.18 Material Transactions or Affiliations. Except as disclosed herein and in the OPAL Schedules, there exists no contract, agreement or arrangement between OPAL and any predecessor and any person who was at the time of such contract, agreement or arrangement outstanding common stock of OPAL and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 5% shareholder of OPAL has, or has had since inception of OPAL, any known interest, direct or indirect, in any such transaction with OPAL which was material to the business of OPAL. OPAL has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

         Section 2.19 Labor Relations. OPAL has not had work stoppage resulting from labor problems. To the knowledge of OPAL, no union or other collective bargaining organization is organizing or attempting to organize any employee of OPAL.

     Section 2.20 OPAL Schedules. OPAL has delivered to both TRIPLE and OAD the following schedules, which are collectively referred to as the "OPAL Schedules" and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of OPAL to be complete, true, and accurate in all material respects as of the date of this Agreement:

          (a) Schedule 2.01 through Schedule 2.17 setting forth any exceptions, information and copies of documents required to be disclosed in the OPAL Schedules by Sections 2.01 through 2.17.

          (b) Schedule 2.20(b) containing a description of all real property owned by OPAL, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

          (c) Schedule 2.20(c) including copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which OPAL carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of OPAL);

          (d) Schedule 2.20(d) listing the accounts receivable and notes and other obligations receivable of OPAL as of March 31, 1997, or thereafter other than in the ordinary course of business of OPAL, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which are in the aggregate material and due to or claimed by such debtor; and;

          (e) Schedule 2.20(e) listing the accounts payable and notes and other obligations payable of OPAL as of March 31, 1997, or that arose thereafter other than in the ordinary course of the business of OPAL, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due to or claimed by OPAL respecting such obligations.

     OPAL shall cause the OPAL Schedules and the instruments and data delivered to TRIPLE and OAD hereunder to be promptly updated after the date hereof up to and including the Closing Date.

     It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by OPAL. OPAL shall have until July 10, 1997 to provide such schedules. If OPAL cannot or fails to do so, or if either TRIPLE or OAD acting reasonably find any such schedules or updates provided after the date hereof to be unacceptable according to the criteria set forth below, either TRIPLE or OAD, may terminate this Agreement by giving written notice to OPAL within five (5) days after the schedules or updates were due to be produced or were provided. For purposes of the foregoing, either TRIPLE or OAD may consider a disclosure in the OPAL Schedules to be "unacceptable" only if that item would have a material adverse impact on the financial statements listed in Section 2.04(b), taken as a whole.

     Section 2.21 Reserved.

     Section 2.22 Reserved.

     Section 2.23 Valid Obligation. This Agreement and all agreements and other documents executed by OPAL in connection herewith constitute the valid and binding obligation of OPAL, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecti of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

                                   ARTICLE III

                                PURCHASE AND SALE

     Section 3.01 Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.03), the SHAREHOLDER shall assign, transfer and deliver to OPAL, free of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, one share of TRIPLE and, 50,000 shares of OAD common stock (the "Purchased Shares") set forth in Schedule 3.01(a) & (b) attached hereto, in the aggregate constituting all of the issued and outstanding shares of common stock of both TRIPLE and OAD immediately following the Closing. In exchange for the transfer of the Purchased Shares by the SHAREHOLDER, OPAL shall pay and/or issue to the SHAREHOLDER, at Closing, an aggregate of (1) 2,100,000 of cash by means of the cancellation of a $2,100,000 promissory note payable to

OPAL by the SHAREHOLDER  its assignment or transaction  producing a like result,
(2) 100,000 shares of OPAL Series A Preferred Stock, $.001 par value, which is the aggregate shall have a vote equal to thirty percent (30%) of the total vote on all corporate matters, and (3) 8,452,768 common shares of OPAL, $.001 par value.

     It is hereby acknowledged and agreed that both the Purchased Shares to be transferred by the SHAREHOLDER and the OPAL Shares constituting a portion of the Purchase Price shall be "restricted stock" as that term is defined under Rule 144 of the Securities Act of 1933. Both the SHAREHOLDER and OPAL represent and agree that the Purchased Shares and the OPAL Shares being acquired by each are being acquired for investment purposes without intent to resell such shares and that the subsequent sale or transfer of such shares may only be made in accordance with registration or a valid exemption from registration pursuant to U.S. securities laws, to the extent such laws govern any such sale or transfer. Further, it is understood and agreed that all certificates evidencing the OPAL Shares shall bear the foll-transfer orders with the respective transfer agents for such shares:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

     Section 3.02 Anti-Dilution. The number of Purchased Shares and OPAL Shares issuable upon pursuant to Section 3.01 shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the common stock of TRIPLE, OAD or OPAL which may occur between the date of the execution of this Agreement and the Closing Date.

     Section  3.03  Closing.   The  closing   ("Closing")  of  the  transactions
contemplated  by this  Agreement  shall  be on a date  and at  such  time as the
parties  may agree  ("Closing  Date") but not later than                 , 1997,
                                                        -----------------
subject to the right of OPAL, TRIPLE or OAD to extend such Closing Date by up to an additional sixty (60) days. Such Closing shall take place at a mutually agreeable time and place.

     Section 3.04 Closing Events. At the Closing, OPAL, TRIPLE and OAD shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

     Section 3.05 Termination.

          (a) This Agreement may be terminated by the board of directors of either OPAL, TRIPLE or OAD at any time prior to the Closing Date if:

               (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgement of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the purchase and sale contemplated hereby; or

               (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions (which does not include the Securities and Exchange Commission) or in the judgement of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the purchase and sale.

          (b) This Agreement may be terminated by the board of directors of OPAL at any time prior to the Closing Date if:

               (i) other than in the close of business, there shall have been any change after the date of the latest audited balance sheet of either TRIPLE or OAD in the assets, properties, business, or financial condition of either TRIPLE or OAD, which could have a materially prolonged or permanent adverse effect on the financial statements of TRIPLE or OAD listed in Section 1.04(a) and (b) taken as a whole, except any changes disclosed in either TRIPLE or OAD Schedules;

               (ii) the board of directors of OPAL determines in good faith and after notice that one or more of OPAL's conditions to Closing has not occurred, and after notice has not been cured through no fault of OPAL.

               (iii) either TRIPLE or OAD shall fail to comply in material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of either TRIPLE or OAD contained herein shall be inaccurate in any material respect, where such noncompliance or inaccuracy has not been cured with ten (10) days after written notice thereof.

If this Agreement is terminated pursuant to this paragraph (b) of Section 3.05, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that both TRIPLE and OAD shall bear its own costs as well as the reasonable costs of OPAL in connection with the negotiation, preparation, and execution of this Agreement.

          (c) This Agreement may be terminated by the board of directors of either TRIPLE or OAD at any time prior to the Closing Date if:

               (i) there shall have been any change after the date of the latest balance sheet of OPAL in the assets, properties, business or financial condition of OPAL, which could have a material adverse effect on the financial statements of OPAL listed in Section 2.04 taken as a whole, except any changes disclosed in the OPAL Schedules;

               (ii) if the board of directors of either TRIPLE or OAD determine in good faith that one or more of either TRIPLE or OAD's conditions to Closing has not occurred, through no fault of either TRIPLE or OAD.

               (iii) either TRIPLE or OAD takes the termination action specified in Section 2.20(a) or (b) as a result of OPAL Schedules or updates thereto which OPAL finds unacceptable;

               (iv) on or before May 15, 1997, either TRIPLE or OAD notifies OPAL that it or their investigation pursuant to Section 4.01 below has uncovered information which it finds unacceptable by the same criteria set forth in Section 2.20(a) or (b);

               (v) OPAL shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of OPAL contained herein shall be inaccurate in any material respect, where such noncompliance or inaccuracy has not been cured within ten (10) days after written notice hereof.

     If this Agreement is terminated pursuant to this paragraph (c) of Section 3.05, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that OPAL shall bear their own costs as well as the reasonable costs of both TRIPLE and OAD in connection with the negotiation, preparation, and execution of this Agreement.

                                   ARTICLE IV

                                SPECIAL COVENANTS

     Section 4.01 Access to Properties and Records. OPAL, TRIPLE and OAD will each afford to the officers and authorized representatives of the other full access to the properties, books and records of OPAL, TRIPLE and OAD, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of OPAL, TRIPLE or OAD, as the case may be, as the other shall from time to time reasonably request. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

     Section 4.02 Delivery of Books and Records. At the Closing, TRIPLE and OAD shall deliver to OPAL the corporate documents necessary for OPAL to fulfill its U.S. reporting obligations.

     Section 4.03 Third Party Consents and Certificates. OPAL, TRIPLE and OAD agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

     Section 4.04 Reserved.

     Section 4.05 Officers and Directors. On or before Closing, OPAL shall cause to be delivered such resignations of all of the officers and directors of OPAL and shall request and shall cooperate with TRIPLE and OAD with respect to the appointment of new officers and directors for OPAL as the Shareholder shall request.

     Section 4.06 Reserved.

     Section 4.07 Exclusive Dealing Rights. Until 5:00 p.m. CDT May 15,1997, in recognization of the substantial time and effort which OPAL has spent and will continue to spend in investigating TRIPLE and OAD and its business and in addressing the matters related to the transactions contemplated herein, each of which may preempt or representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with, or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than OPAL and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the common stock of either TRIPLE or OAD) of similar transactions involving either TRIPLE or OAD (all such transactions being referred to as "TRIPLE/OAD Acquisition Transactions"). If either TRIPLE or OAD receives any proposal with respect to a TRIPLE/OAD Acquisition Transaction, it will immediately communicate to OPAL the fact that it has received such proposal and the principal terms thereof.

     Section 4.08 Actions prior to Closing.

     (a) From and after the date of this Agreement until the Closing Date and except as set forth in the OPAL, TRIPLE and OAD Schedules or as permitted or contemplated by the Agreement, OPAL (subject to paragraph (d) below) TRIPLE and OAD respectively, will each:

               (i) carry on its business in substantially the same manner as it has heretofore;

               (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

               (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

               (iv) perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

               (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

               (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

     (b) From and after the date of this Agreement until the Closing Date, neither OPAL, TRIPLE or OAD will:

               (i) make any changes in their articles or certificate of incorporation or bylaws;

               (ii) take any action described in Section 1.07(a) in the case of TRIPLE, 1.07 (b) in the case of OAD, or in Section 2.07, in the case of OPAL (all except as permitted therein or as disclosed in the applicable party's schedules);

               (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

               (iv) sell any assets or discontinue any operations, sell any shares of capital stock (other than the sale of securities underlying existing warrants or options of OPAL) or conduct any similar transactions other than in the ordinary course of business (other than transactions contemplated herein or in the OPAL, TRIPLE or OAD Schedules).

     Section   4.09   Sales   Under   Rule   144   or   145,   If    Applicable.

     (a) OPAL will use its best efforts to at all times comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including timely filing of all periodic reports required under the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

     (b) Upon being informed in writing by any such person holding restricted stock of OPAL that such person intends to sell any shares under Rule 144, Rule 145 or Regulation S promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), OPAL will certify in writing to such person that it has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's restricted stock under Rule 144, 145 or Regulation S, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports.

     (c) If any certificate representing any such restricted stock is presented to OPAL's transfer agent for registration of transfer in connection with any sale theretofore made under Rule 144, 145 or Regulation S, provided such certificate is duly endorsed for transfer by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to OPAL and its counsel that the stock transfer has complied with the requirements or Rule 144, 145 or Regulation S, as the case may be, OPAL will promptly instruct its transfer agent to register such shares and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, 145 or Regulation S, as the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section 4.09 shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

                                    ARTICLE V

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF OPAL

     The   obligations   of  OPAL  under  this  Agreement  are  subject  to  the
satisfaction, at or before the Closing Date, of the following conditions:

     Section 5.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by TRIPLE, OAD and the SHAREHOLDER in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). Additionally, TRIPLE, OAD and the SHAREHOLDER shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by TRIPLE, OAD and the SHAREHOLDER.

     OPAL shall have been furnished with certificates, signed by duly authorized executive officers of TRIPLE, OAD and the SHAREHOLDER and dated the Closing Date, to the foregoing effect.

     Section 5.02 Officer's Certificate. OPAL shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of each respective company to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of TRIPLE and OAD threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the TRIPLE and OAD Schedules, by or against TRIPLE or OAD, which might result in any material adverse change in any of the assets, properties, business, or operations of TRIPLE.


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
        Section 5.03 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any change in the financial condition, business, or operations of either TRIPLE or OAD nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable in accordance with Section 1.19(a) or (b).

     Section 5.04 Good Standing. OPAL shall have received a certificate of good standing from the applicable issuing authority in the BVI dated as of the date within ten days prior to the Closing Date certifying that both TRIPLE and OAD are in good standing as corporations in the BVI and the BVI respectively.

     Section 5.05 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

     Section 5.06 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of OPAL and TRIPLE and OAD after the Closing Date on the basis as presently operated shall have been obtained.

     Section 5.07 Other Items. OPAL shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as OPAL may reasonably request.

                                   ARTICLE VI

             CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SHAREHOLDER

     The obligations of TRIPLE, OAD and the SHAREHOLDER under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by TRIPLE, OAD and the SHAREHOLDER in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). Additionally, TRIPLE, OAD and the SHAREHOLDER shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by TRIPLE, OAD and the SHAREHOLDER.

     Section 6.02 Officer's Certificate. Both TRIPLE and OAD shall have been furnished with certificates dated the Closing Date and signed by duly authorized


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
executive officers of OPAL, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of OPAL threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the OPAL Schedules, by or against OPAL, which might result in any material adverse change in any of the assets, properties or operations of OPAL.

     Section 6.03 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any change in the financial condition, business or operations of OPAL nor shall any event have occurred which, with the lapse of time or the giving of notice is determined to be unacceptable using the criteria set forth in Section 2.20.

     Section 6.04 Good Standing. TRIPLE and OAD shall have received a certificate of good standing from the Secretary of State of the State of Nevada or other appropriate office, dated as of a date within ten daysction 6.05 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

     Section 6.06 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of OPAL, TRIPLE and OAD after the Closing Date on the basis as presently operated shall have been obtained.

     Section 6.07 Other Items. Both TRIPLE and OAD shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as either TRIPLE or OAD may reasonably request.

                                   ARTICLE VII

                                  MISCELLANEOUS

     Section 7.01 Brokers. OPAL, TRIPLE, and OAD agree that, except as set out on Schedule 7.01 attached hereto, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. OPAL, TRIPLE and OAD agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

         Section 7.02 Alternate Dispute Resolution. The parties agree and contract that any and all claims, disputes, or controversies arising out of or in any way relating to this Agreement, any provision hereof, any contract related hereto, any benefits hereunder, or the claimed breach of termination of any provision of any of same, whether based on the Constitution, statutes, Code(s) or at common law of the United States or of any State, including the arbitability of any claim, dispute or controversy, shall be exclusively resolved by the parties first trying to settle the dispute in mediation under the Mediation Rules administered by and conducted by the Neutrals of the national Association for Dispute resolution, Inc., failing which, settlement of the dispute shall be by binding arbitration conducted under the Arbitration Rules of, and before an Arbitration tribunal of the National Association for Dispute resolution, Inc. The arbitrator(s) shall have full and complete discretion and authority to do substantial justice for the parties to the dispute. In the event that the National Association for Dispute resolution, Inc. is not available or is no longer in business, the arbitration provided hereunder shall be conducted by the American Arbitration Association under their rules and procedures.

     Section 7.03 Governing Law. This agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Texas, without giving effect to principles of conflicts of law thereunder.

     Section 7.04 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

         If to OPAL, to:                    Opal Technologies, Inc.
                                            9025 South 700 West
                                            Sandy, Utah 84070
                                            Attn:  Scott Crawford

         If to TRIPLE or OAD:               Bestalong Group, Inc.
                                            Suite 4704, Central Plaza
                                            18 Harbour Road
                                            Wanchai, Hong Kong
                                            Attn: John Koon

         With copy to Vanderkam
         and Sanders:                       Vanderkam & Sanders
                                            440 Louisiana, Suite 475
                                            Houston, TX  77002

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

     Section 7.05 Attorney's Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgement rendered therein.

     Section 7.06 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, workpapers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

     7.07 Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

     Section 7.08 Third Party Beneficiaries. This contract is strictly between OPAL, TRIPLE, OAD and the SHAREHOLDER, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section 7.09 Expenses. Subject to Sections 3.05 and 7.04 above, whether or not the purchase and sale is consummated, OPAL, TRIPLE and OAD will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the purchase and sale or any of the other transactions contemplated hereby.

     Section 7.10 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

     Section 7.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     Section 7.12 Amendment or Waiver. aw, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

         Section 7.13 Legal Representation. Each party hereto, including the SHAREHOLDER which is signing this Agreement, hereby acknowledges that he or it has been provided an opportunity to consult with legal counsel of his or its choice to seek counsel with respect to the transactions contemplated herein and that each such party has secured such advice as he or it deems necessary to understand the terms of this Agreement.

     Section 7.14 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

ATTEST:                                     OPAL TECHNOLOGIES, INC.


--------------------------------            By:
Secretary or Assistant Secretary               ---------------------------------
                                                President



ATTEST:                                     TRIPLE STAR HOLDING LTD.


/s/ illegible                               By:  /s/ illegible
--------------------------------               ---------------------------------
illegible                                        illegible
Secretary or Assistant Secretary                 Chairman



ATTEST:                                     OPAL AGRICULTURE DEVELOPMENT LTD.


/s/ illegible                               By:  /s/ illegible
--------------------------------               ---------------------------------
illegible                                        illegible
Secretary or Assistant Secretary                 Chairman

     The undersigned shareholder of both TRIPLE and OAD hereby agrees to participate in the purchase and sale of the Purchased Shares on the terms set forth above and to otherwise facilitate the purchase and sale contemplated herein. Each of the undersigned hereby represents and affirms that he has read each of the representations and warranties of both TRIPLE and OAD set out in
Article I hereof and that, to the best of his knowledge, all of such representations and warranties are true and correct.


                                       BESTALONG GROUP  INC.


                                       By:  /s/ illegible
                                          --------------------------------------
                                            Chairman